UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

Inapplicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

We entered into an exclusive distributor agreement dated September 30, 2005 with Laser Shot, Inc., pursuant to which we were appointed the agent of Laser Shot, Inc. to promote and solicit orders of all products listed and described Laser Shot's official catalogue, and to provide after-purchase support, on an exclusive basis in Canada.

In order to maintain these exclusive distribution rights in Canada, we must purchase and pre-pay at least $50,000.00 worth of Laser Shot's product per calendar quarter, adjusted annually. In addition, we must pay Laser Shot a licensing fee of 15% of the retail price of any modular range that we might elect to build, such fee to be paid within 30 days of the sales date.

2

This agreement has an initial term of three years, and thereafter until terminated by either of us on ninety days notice.

Item 9.01 Financial Statements and Exhibits.

10.1 Exclusive Distributor Agreement dated September 30, 2005 between the Registrant and Laser Shot, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: October 3, 2005